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                                                                   EXHIBIT 10.17

                             DIRECTOR STOCK AWARDS

         Each non-employee member of the Board of Directors receives 1,000 restricted shares of Textron Common stock upon joining the Board. Except in the case of the Director's death or disability or a change in control of Textron, the Director may not sell or transfer the shares until he or she has completed all of his or her successive terms as a Director and at least five years of Board service.